Exhibit 99.1

ROBERTS REALTY INVESTORS, INC.

CONTACT:	FOR IMMEDIATE RELEASE
Charles S. Roberts	June 30, 2005
Chief Executive Officer

Telephone: (770) 394-6000
Fax: (770) 551-5914

ROBERTS REALTY INVESTORS, INC.
ANNOUNCES CHIEF FINANCIAL OFFICER CHANGE

ATLANTA, GA – Roberts Realty Investors, Inc. (AMEX:RPI) reports that Greg M. Burnett, Chief Financial Officer, tendered his resignation from the company effective August 12, 2005.

The company promoted Michael A. Quinlan, previously Vice President, Secretary and Controller for the company, to replace Mr. Burnett. Mr. Quinlan is a CPA who has over 17 years of real estate accounting and finance experience with three different publicly traded real estate investment trusts. Prior to joining Roberts Realty in April 2005, Mr. Quinlan served Cousins Properties as Senior Vice President/Chief Accounting Officer. Previously, he served as Vice President/Controller of JDN Realty Corporation, Vice President/Controller of JDN Development Company, and held various positions with The Rouse Company prior to JDN.

Roberts Realty Investors, Inc. invests in multi-family residential and retail properties in Atlanta and south Florida as a self-administered, self-managed equity real estate investment trust.